                                                                    EXHIBIT 11.1

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                          Years ended December 31,
                                                    1995            1996          1997
                                                  -------         -------       --------
HISTORICAL NET LOSS PER SHARE:
  Net loss                                        $(4,588)        $(7,778)      $(11,215)
                                                  =======         =======       ========
  Weighted average common shares
    outstanding                                     1,168           1,502          2,015

  Adjustments to reflect unvested
    shares subject to repurchase                     (417)           (546)          (639)
                                                  -------         -------       --------
  Adjusted shares outstanding                         751             956          1,376
                                                  =======         =======       ========
  Historical net loss per share                   $ (6.11)        $ (8.14)      $  (8.15)
                                                  =======         =======       ========

                                                                               Year ended
                                                                              December 31,
                                                                                  1997
                                                                                --------
PRO FORMA NET LOSS PER SHARE:
  Net loss                                                                      $(11,215)
                                                                                ========
Adjusted shares outstanding                                                        1,376

  Effect of assumed conversion at original
    date of issuance of preferred shares                                           8,782
                                                                                --------
  Adjusted shares outstanding                                                     10,158
                                                                                ========
  Pro forma net loss per share                                                  $  (1.10)
                                                                                ========